Exhibit 99.3

News Release From Nuance Communications

FOR IMMEDIATE RELEASE

Contacts:

For Investors Kevin Faulkner Nuance Communications, Inc. Tel: 408-992-6100 Email: kevin.faulkner@nuance.com	For Press and Investors Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com

Nuance Announces $500 Million Stock Repurchase Plan

BURLINGTON, MA, April 30, 2013 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced that its Board of Directors has approved a $500 million stock repurchase plan, reflecting the Company’s strong balance sheet and prospects for continued growth.

“Our decision to initiate a $500 million stock repurchase plan emphasizes the ongoing commitment on the part of the Board of Directors and the management team to enhance stockholder value and reflects our confidence in Nuance’s growth prospects and long-term financial outlook,” said Tom Beaudoin, chief financial officer, Nuance. “Our strong balance sheet and significant cash flow from operations provide the flexibility to simultaneously invest in our business, initiate a share repurchase program and opportunistically take advantage of strategic opportunities.”

Under the plan, Nuance intends to repurchase up to $500 million of its outstanding shares of common stock.

Stock repurchases may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated stock repurchase transactions, or any combination of such methods. The timing and the amount of any purchases will be determined by the Company’s management based on its evaluation of market conditions, capital allocation alternatives, and other factors. The share repurchase plan does not require the Company to acquire any specific number of shares and may be modified suspended, extended or terminated by the Company at any time without prior notice. The share repurchase plan is designed to comply with U.S. securities laws, rules and safe harbors for purchases that do not constitute tender offers. These restrictions can lengthen the time it may take for Nuance to acquire its shares under this repurchase plan.

About Nuance Communications, Inc.

Nuance is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications and professional services. For more information, please visit: nuance.com.

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Nuance and the Nuance logo are trademarks or registered trademarks of Nuance Communications, Inc. or its subsidiaries in the United States of America and/or other countries. All other company names or product names may be the trademarks of their respective owners.

Safe Harbor and Forward-Looking Statements

Statements in this document regarding the share repurchase plan and Nuance management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2012 and quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2012 filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.